Exhibit 10.23

SECOND AMENDMENT TO PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO PURCHASE AGREEMENT (“Second Amendment”), dated November 30, 2011, and is made by and between 200 OCEANGATE, LLC, a Delaware limited liability company (“Seller”), and MOLINA CENTER LLC, a Delaware limited liability company (“Buyer”).

Recitals

A.

Seller and Buyer entered into that certain Purchase Agreement dated October 11, 2011, as amended by that certain First Amendment to Purchase Agreement dated November 10, 2011 (the “First Amendment”), and as further amended by that certain Closing Date extension notice dated November 22, 2011 (collectively, the “Purchase Agreement”), whereby, upon the terms and conditions set forth therein, Seller agreed to sell and Buyer agreed to buy the Property and those associated rights and interest described in the Purchase Agreement.

B.	Seller and Buyer now desire to amend the Purchase Agreement as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree that the Purchase Agreement is hereby amended as follows:

1. Closing Date. The first full sentence of section 10.1 of the Purchase Agreement is amended and restated in its entirety as follows:

“The consummation of the purchase and sale of the Property (the “Closing”) shall be held at the offices of the Title Company (or at such other location as the parties may agree) on December 7, 2011 (the “Closing Date”), which may be extended in accordance with the terms of this Section 10.1, Section 11.2, and Section 1(vii) of the First Amendment, but in any event shall not be later than January 13, 2012 (the “Outside Closing Date”).”

2. Miscellaneous. This Second Amendment may be executed in counterparts, including facsimile counterparts or scanned and emailed counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Capitalized terms used in this Second Amendment shall have the meanings set forth in the Purchase Agreement, except as otherwise defined herein. Except as specifically set forth herein, the Purchase Agreement shall be unmodified, and shall remain in full force and effect.

[SIGNATURES ON FOLLOWING PAGE]

Second Amendment to Agreement of Purchase and Sale

200 & 300 Oceangate, Long Beach, California

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first listed above.

SELLER:	200 OCEANGATE, LLC, a Delaware limited liability company

By: Pacific Towers Associates, a California limited partnership, its sole member

By: SIC – Long Beach, a California limited partnership, its general partner

By: SwigCo, Inc., a California corporation, its general partner

By: /s/ Jeanne R. Myerson
Jeanne R. Myerson,
President & Chief Executive Officer

BUYER:	MOLINA CENTER LLC, a Delaware limited liability company

By: Molina Healthcare, Inc., a Delaware corporation

By: /s/ John C. Molina
Name: John C. Molina
Title: Chief Financial Officer

Second Amendment to Agreement of Purchase and Sale

200 & 300 Oceangate, Long Beach, California

Signature Page